Exhibit 10.7

Guarantee Agreement

China Construction Bank
Hunan Branch

Contract Number: 4306877002004003

Guarantor (Party A): Shenzhen Zhaoheng Industrial Co., Ltd

Address: No.5015 Shennan Road                             Zip: 518015
  Luohu District, Shenzhen City

Legal Representative ( Person in-Charge):   Guosheng Xu

Facsimile: 0755-82071998                                Telephone: 0755-82071998

Creditor (Party B): China Construction Bank., Ltd. Shimen Branch

Address: Central Liyang Road, Chujiang Town                   Zip: 415300
  Shimen County

Person in-Charge: Chun Yang

Facsimile: 0736-5322584                                Telephone: 0736-5327049

Guarantor (hereinafter “Party A”): Shenzhen Zhaoheng Industrial Co., Ltd.__

Creditor (hereinafter “Party B”): China Construction Bank Co., Ltd. Shimen Branch

Party A agrees to provide joint liability guarantee for the indebtedness under the Capital Loan Agreement in Renminbi, Contract No. 4306877002004003, (hereinafter "Underlying Contract") between Hunan Sanjiang Electric Power Co., Ltd. (hereinafter "Debtor") and Party B, in order to ensure performance under the Underlying Contract and to safeguard realization of Party B's rights as a creditor. Party A and Party B upon consultation have reached the following agreement in accordance with relevant laws and regulations, for mutual observance and compliance.

Article 1.        Type of Guarantee

Party A shall provide a joint liability guarantee.

Party A hereby confirms that when the Debtor fails to perform its obligations in compliance with the Underlying Contract, notwithstanding any security under the Underlying Contract available for the benefit of Party B (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credit), Party B shall be entitled to directly request Party A to perform its guarantee obligations within the scope of the guarantee.

Article 2.         Scope of Guarantee

Loan principal in the amount of Renminbi (currency type) 30 million (capital), together with interest (including compound interest and penalty interest), damages for breach of contract, compensation and expenses incurred by Party B in realizing its rights as a creditor (including, without limitation, expenses in connection with litigation, arbitration, property preservation, travel, enforcement, and appraisal as well as auction expenses).

Article 3.          Period of Guarantee

The Period of Guarantee shall commence from the date of effectiveness hereof and continue until two (2) years after the term of the Underlying Contract has expired. In case of agreement by Party A for an extension under the loan, the Period of Guarantee shall continue until two (2) years after the extended term of the Underlying Contract has expired.

Artile 4.            Variations to the Underlying Contract

Party A confirms, that except for the following cases, prior consent of Party A shall be deemed as have been obtained in case of any variation to the Underlying Contract mutually agreed between Party B and the Debtor, and Party A’s obligation hereunder shall not be reduced or discharged thereby:

(1)	The term of the Loan is extended;

(2)	The principal amount of the Loan is raised.

                Article 5.           Effect and Validity

            The effect and validity of the agreement hereunder shall be separate from and independent of that of the Underlying Contract; and invalidity of the Underlying Contract shall not affect the effect and validity of the agreement hereunder. If the Underlying Contract is held to be void, Party A shall be also jointly liable for all obligations of the Debtor for return of properties and indemnification against losses.

Article 6.           Capacity as a Guarantor

During the Period of Guarantee, Party A shall send a written notice to Party B in advance in case of any of the following: loss or possible loss by Party A of its capacity as a guarantor or any activities undertaken by the guarantor's legal person or other organization such as tendering for a contract, lease, merger, acquisition, joint venture, spin-off, joint operations, shareholding reorganization or revocation etc. All obligations hereunder shall be resumed by the organization newly formed through the above activities or by the agency ordering the revocation. In case that Party B does not believe that the new organization so formed has necessary capacity as a guarantor, Party A or the agency ordering the revocation shall provide a new security acceptable to Party B and enter with Party B into relevant security contract.

During the Period of Guarantee, Party A shall not without written consent by Party B provide any security to any third party in excess of its capacity.

Article 7.            Financial Supervision against the Guarantor

During the Period of Guarantee, Party B is entitled to monitor and supervise over the capital and financial conditions of Party A, and Party A shall provide relevant accurate information such as financial statements.

Article 8.            Accelerated Performance of the Guarantee Obligation

During the Period of Guarantee, when Party B declares accelerated maturity of the indebtedness under the Loan in accordance with the Underlying Contract, Party B is entitled to request Party A to perform its guarantee obligations within 15 banking days of the accelerated maturity date, and in which case Party A agrees to perform its guarantee obligations as required by Party B.

Article 9.             Transfer of Amounts Payable

In connection with all amounts payable by Party A under its Scope of Guarantee,

Party B is entitled to transfer such amounts payable from accounts opened and maintained by Party A with China Construction Bank Co., Ltd.

Article 10.            Miscellaneous

(3)
Party A's guarantee obligations shall not be reduced or discharged on account of any circumstance such as Debtor's merger, spin-off, shareholding reorganization, decrease or increase in capital, joint venture, joint operation,, or change of Debtor's name etc.

(4)	The Guarantor is obliged to supervise and monitor any use of the loan proceeds by the Debtor.

(5)
In case foreign exchange loan is extended by Party B to the Debtor, Party A agrees to perform its guarantee obligations in the currency specified in such foreign exchange loan contract; in case of performance in any other currency, consent shall be obtained from Party B and any payment on the repayment date shall be converted at the selling rate published by Party B for such foreign exchange on that date.

(6)	The following space is intentionally left blank__________;

(7)	_______________________________________________;

(8)	_______________________________________________.

Article 11               Dispute Resolution

Any dispute arising during the performance of this agreement may be settled through consultation. If the consultation fails, it shall be settled through the first of the following methods:

(1)	Bring a suit before the court in the jurisdiction where Party B domiciles;

(2)
File the dispute to   BLANK  arbitration commission for arbitration (Arbitration place is   BLANK  ) in accordance with the effective arbitration rules of the arbitration commission at the time of applying for arbitration. Arbitration award  shall be final and conclusive and be binding on both Parties.

During the suit or arbitration, the provisions in this agreement which are not in dispute shall still be performed.

Article 12             Effectiveness of the Agreement

The Agreement shall come into effect once it is executed by the legal representative (person in-charge) or authorized representative of Party A and affixed with the official seal of Party A (executed by Party A is enough, if Party A is a natural person) and executed by the person in-charge or authorized representative of Party B and affixed with the official seal of Party B.

Article 13              The Agreement is executed in seven original copies

Article 14              Representations

(1)	Party A is clearly aware of Party B's scope of business and limit of authorization;

(2)
Party A has read all provisions herein and is particularly aware of the provisions highlighted in bold. At the request of Party A, Party B has explained relevant provisions hereunder. Party A is fully aware of and completely understands the meaning of each provision as well as its related legal consequences;

(3)	Party A is authorized to enter into and execute the Agreement herein.

Party A (Seal): (Seal)

Legal representative (person in-charge) or authorized representative (Signature):

                                                                                                                            /s/ Guosheng Xu

                                March 15, 2004

Party B (Seal): (Seal)

Person in-charge or authorized representative (Signature):                 /s/ Chun Yang

                               March 15, 2004